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                                                                    EXHIBIT 10.1

                           ARBOR NATIONAL HOLDINGS, INC.
                             1998 STOCK INCENTIVE PLAN

     SECTION 1.  PURPOSE, DEFINITIONS.

     The purpose of the Arbor National Holdings, Inc. 1998 Stock Incentive Plan (the "Plan") is to enable Arbor National Holdings, Inc. (the "Company") to attract, retain and reward key employees and consultants of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's shareholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

(b)  "Board" means the Board of Directors of the Company.

(c) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful or gross misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(f) "Company" means Arbor National Holdings, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

(g) "Deferred Stock" means the right to receive Stock at the end of a specified deferral period pursuant to Section 8.

(h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.



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(i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(j) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ on such date, or, if the Stock is not traded on such date, the immediately preceding trading day, or, if no such sale of Stock occurs on the NASDAQ on such date or such immediately preceding trading day, the fair market value of the Stock as determined by the Committee in good faith.

(k) "Incentive Stock Option" means any Stock Option intended to be and designated in writing as an "Incentive Stock Option" within the meaning of
     Section 422 of the Code.

(l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(m) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(n) "Performance-Related Award" means an award made pursuant to Section 9 below.

(o) "Plan" means this Arbor National Holdings, Inc. 1998 Stock Incentive Plan, as it may be amended from time to time.

(p) "Restricted Stock" means shares of Stock that are subject to restrictions under Section 7 below.

(q) "SIP Award" means any award made under Section 5, 6, 7, 8, 9 or 10 of the Plan.

(r)  "Stock" means the Common Stock, $0.01 par value per share, of the Company.

(s) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between: (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii); and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

(t)  "Stock Option" or "Option" means any option to purchase shares of Stock


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     (including Restricted Stock and Deferred Stock, if the Committee so
     determines) granted pursuant to Section 5 below.

(u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     In addition, the terms "Performance Criteria" and "Change in Control" shall have the meanings set forth, respectively, in Sections 9 and 11(b) below.

     SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as "Outside Directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3, as promulgated under
Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees and consultants eligible under
Section 4: (i) Non-Qualified Stock Options and, in the case of employees, Incentive Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock,
(iv) Deferred Stock, (v) Performance-Related Awards, (vi) and/or Other Stock-Based Awards.

     In particular the Committee shall have the authority:

     (a) to select the officers and other key employees and consultants of the Company and its Subsidiaries and Affiliates to whom SIP Awards may from time to time be granted hereunder;

     (b) to determine whether and to what extent SIP Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees or consultants;

     (c) subject to the provisions of Sections 3, 5 and 9, to determine the number of shares to be covered by each such award granted hereunder;


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     (d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any full or pro rata vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

     (e) to determine whether, to what extent and under what circumstances (if any) a Stock Option may be settled in Restricted Stock and/or Deferred Stock under Section 5(k), as applicable, instead of Stock;

     (f) to determine whether, to what extent and under what circumstances (if any) Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or awards made outside of the Plan, or on an additive basis;

     (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

     (h) to determine the terms and restrictions applicable to Other Stock-Based Awards and any Stock relating to such Awards;

     (k) with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether the per-share equivalent of any dividends declared with respect to the Company's Common Stock will be paid in cash, additional Restricted Stock or Deferred Stock, or not at all;

     (l) with respect to an award of Deferred Stock, to determine whether the per-share equivalent of any dividends declared with respect to the Company's Common Stock will be paid in cash, Restricted Stock or additional Deferred Stock, or not at all; and

     (m) to determine the terms and conditions pursuant to which an SIP Award may be terminated.

     The Committee shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.


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     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

     SECTION 3.  STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be ___________ shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, any Performance-Related Award or any Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock or cash equivalent value, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     SECTION 4.  ELIGIBILITY.

     Officers and other key employees and consultants of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible for awards under the Plan.

     SECTION 5.  STOCK OPTIONS.

     Stock Options may be granted alone, in addition to, or in tandem with, other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive
Stock


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Options; and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any calendar year exceed 500,000 shares, as such number may be adjusted pursuant to Section 3.

     Options granted under the Plan shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable (as set forth in the applicable Stock Option agreement):

          (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of such share at grant (110% in the case of Incentive Stock Options granted to any person owning 10% or more of the total combined voting power of the Company's Stock).

          (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted (five (5) years in the case of Incentive Stock Options granted to any person owning 10% or more of the total combined voting power of the Company's Stock).

          (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee (as set forth in the applicable Stock Option agreement), provided, however, that except as determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

          (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) if and to the extent expressly so


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     provided in the applicable Stock Option agreement, by exchanging shares of
     Stock owned by the optionee (which are not the subject of any pledge or other security interest); (iii) if and to the extent expressly so provided in the applicable Stock Option agreement, by executing a note; (iv) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or
     (v) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).

          (e) TRANSFERABILITY OF OPTIONS. Unless and except to the extent that the Committee shall expressly provide in the applicable Stock Option agreement (on such terms and conditions as it shall establish) that a given Option may be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

          (f) TERMINATION BY DEATH. Subject to Section 5(j) below, unless and except to the extent that the Committee shall expressly otherwise provide in the applicable Stock Option agreement, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death (or on such accelerated basis as the applicable Stock Option agreement may provide), by the legal representative of the optionee's estate or by the legatee of the optionee under the will of the optionee for a period of one year from the date of death or, if earlier, until the expiration of the stated term of such Stock Option.

          (g) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(j) below, unless and except to the extent that the Committee shall expressly otherwise provide in the applicable Stock Option agreement, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent such Option was exercisable at the time


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     of such termination (or on such accelerated basis as the applicable Stock
     Option agreement may provide), for a period of one year (or such other period as the Committee may provide at grant) from the date of such termination or, if earlier, the expiration of the stated term of such Stock Option, provided, however, that, if the optionee dies within such one-year period (or such other period as may be specified in the Stock Option agreement), any unexercised Stock Option held by such optionee at death, to the extent otherwise exercisable at the time of death, shall thereafter be exercisable for a period of one year from the date of death or, if earlier, until the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          (h) OTHER TERMINATION. Unless otherwise determined by the Committee and provided in the applicable Stock Option agreement, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, the Stock Option shall thereupon immediately terminate, except that, if the optionee's employment is terminated by the Company without Cause, such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three (3) months or the balance of the Option's stated term.

          (i) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
     Section 422.

          (j) SETTLEMENT PROVISIONS. If the option agreement so provides at grant or is amended after grant, and prior to the exercise, to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

     SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive


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Stock Option, such rights may be granted only at the time of grant of such Stock
Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee (as set forth in the applicable Stock Option agreement), including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
     Section 6 of the Plan.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

     (iii) Stock Appreciation Rights shall be transferable only if, when and to the extent that the underlying Stock Option would be transferable under
     Section 5(e) of the Plan.

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock exercised under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.


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     (v)  The Committee, in its sole discretion, may provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

     SECTION 7.  RESTRICTED STOCK.

     (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

     The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until the Company and such recipient have executed an agreement evidencing the award and the recipient has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

     (ii) Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

     (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

     (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall


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     have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) TERMS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

     (ii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered to the participant promptly.

     (iii) The voting rights and/or dividend rights, if any, of the Restricted Stock award shall be established by the Committee pursuant to Section 2(i).

     SECTION 8.  DEFERRED STOCK.

     (a) ADMINISTRATION. Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

     The Committee may condition the grant of Deferred Stock upon the attainment of specified Performance Criteria or such other factors or criteria as the Committee shall determine, in its sole discretion.

     The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) TERMS AND CONDITIONS. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:


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     (i)  Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(iv) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

     (ii) Based on service, Performance Criteria and/or such other factors as the Committee may determine, the Committee may accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

     (iii) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).


     (iv) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

     (v) The dividend rights, if any, of the Deferred Stock award established by the Committee pursuant to Section 2(j).

     SECTION 9.  PERFORMANCE-RELATED AWARDS.

     (a) PERFORMANCE OBJECTIVES. The Committee may provide at the time of grant that a Restricted Stock award, Deferred Stock award or Other Stock-Based Award to an executive officer or other key employee shall become vested, if at all, only upon the determination by the Committee that specific performance objectives established by the Committee pursuant to this Section 9 have been attained, in whole or in part (a "Performance Award").

     Such performance objectives shall be determined by reference to a measurement period or periods established by the Committee prior to grant and shall be based on at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company, (ii) a Subsidiary, (iii) an Affiliate, and/or (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) return on equity, (B) total shareholder return, (C) revenues, (D) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets), (E) operating income,
(F) return on investment, (G) changes in the value of the Company's


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Common Stock, and/or (H) return on assets (collectively, the "Performance
Criteria").

     Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Award granted to any key employee in any calendar year shall not exceed 250,000 shares, as such number may be adjusted pursuant to Section 3.

     (b) INTERPRETATION. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award intended to qualify as "performance based compensation" within the meaning of
Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as "performance based compensation" for such purposes.

     SECTION 10.  OTHER STOCK-BASED AWARDS.

     (a) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, stock purchase rights, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to book value or subsidiary performance, may be granted either alone, in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Performance-Related Awards granted under the Plan and/or cash awards made outside of the Plan.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the amount of such awards, and all other conditions of the awards including any dividend and/or voting rights. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

     The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b)  TERMS AND CONDITIONS.  Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(ii) below, awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any shares are issued or amounts are paid, or, if later, the date on which any applicable restriction, performance or deferral period lapses.


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

     (ii) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement evidencing the award.

     (iii) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased at price(s) determined by the Committee, in its sole discretion.

     SECTION 11.  CHANGE IN CONTROL PROVISIONS.

     (a)  IMPACT OF EVENT.  In the event of a "Change in Control" as defined in
Section 11(b) below, but only if and to the extent so determined by the Committee, in its sole discretion, in writing at, or prior to, the time of such Change in Control, and subject to the approval of the Board:

     (i) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

     (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Performance-Related Awards and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target; and

     (iii) The value of all outstanding SIP Awards to the extent vested may, at the sole discretion of the Committee at or after grant but prior to any Change in Control, subject to the approval of the Board be cashed out as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

     (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), and also excluding Ivan Kaufman ("IK"), any IK-led entity or group or any IK affiliate) directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the

     Exchange Act, as amended from time to time), of securities of the Company representing both (i) 25% or more of the combined voting power of the Company's then outstanding securities, and (ii) a greater ownership of the Company's securities as measured by combined voting power than IK, any IK-led entity or group, and any IK affiliate;

     (ii) The individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, unless such individual was approved by a two-thirds majority of the Incumbent Board; or

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination:

     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); and

     (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and also excluding IK, any IK-led entity group or any IK affiliate) beneficially owns, directly or indirectly, ____% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or



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

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     SECTION 12.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or participant under a SIP Award previously granted and still outstanding, without the optionee's or participant's consent.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     SECTION 13.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     SECTION 14.  GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the

Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (f) The Committee may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine.

     (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, applied without regard to conflict of law principles.

     SECTION 15.  EFFECTIVE DATE OF PLAN.

     The Plan was adopted by the Board on July __, 1998, and shall be effective as of such date, conditioned on and subject to the approval of the Plan (and any pre-approval grants thereunder) by the Company's shareholders at the Company's annual meeting of stockholders to be held on or about May 1999.

     SECTION 16.  TERM OF PLAN.

     No SIP Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.
























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